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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): August 21, 2000



                          MICROTEL INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in Its Charter)



         DELAWARE                    1-10346                   77-0226211
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(State or other jurisdiction of   (Commission File           (IRS Employer)
incorporation or organization)       Number)                Identification No.)



9485 HAVEN AVENUE, SUITE 100, CALIFORNIA                        91730
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:  (909) 297-2699



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          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

NEW CREDIT FACILITY

         On August 16, 2000, the Company entered into a credit agreement with Wells Fargo Business Credit, Inc. ("Wells") to provide the Company with a maximum credit line of $3,000,000 secured by a pledge of the Company's domestic assets. The facility includes a term loan secured by machinery and equipment and a revolving credit line relating to a percentage of the Company's receivables and inventory. The company's foreign subsidiaries currently have credit facilities in England provided by Lloyds Bank and in France provided Banc National du Paris and in Japan by Johan Tokyo Credit Bank. The interest rate on the Wells loan is the prime rate plus two percent but the agreement provides for up to one full percent reduction in the rate as early as December 31, 2000, based upon achieving certain targeted profit levels in the third and fourth quarters.

         The prior credit facility with Congress Financial Corporation expired and all funds owed to Congress Financial Corporation have been paid off.



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                            MICROTEL INTERNATIONAL, INC.


                                            By: /s/ Randolph D. Foote
                                                --------------------------------
                                                Randolph D. Foote
                                                Chief Financial Officer



Date: August 21, 2000